Exhibit 10.38

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

CITIGROUP GLOBAL MARKETS REALTY CORP
390 Greenwich Street 5th Floor
New York, NY 10013

As of December 20, 2011

TO:	PennyMac Corp. (“PMC” or “Purchaser”)
FROM:	Citigroup Global Markets Realty Corp. (“Citigroup” or “Seller”)
RE:	Sale of Assets to PMC

This letter agreement will serve as the commitment by Seller to sell and by Purchaser to purchase, on a mandatory delivery basis, without recourse, certain first lien, fixed-rate and adjustable-rate, conventional, residential mortgage loans (the “Mortgage Loans”) and certain residential real property including land and improvements, together with all buildings, fixtures and attachments thereto (the “REO Properties”, and together with the Mortgage Loans, the “Assets”) under the terms set forth below, which Assets will be purchased by the Seller pursuant to the Purchase Agreement(s) (as defined herein) and as set forth on Schedule 1-A and Schedule 1-B attached hereto (together, the “Schedules”).  The Schedules may be amended by mutual agreement of the parties to add or subtract Assets purchased pursuant to the Purchase Agreements.  Purchaser will purchase all of Seller’s right, title and interest in the Assets.  The terms and provisions of this transaction, including the purchase price for the Assets, are described below.

1.	Closing Date:

The Purchaser may purchase any Asset on any date following the related Original Closing Date, which date shall be deemed a “Closing Date.” Any such Assets purchased on any Closing Date shall be mutually agreed upon in writing by the parties hereto. Any such Closing Date shall be agreed upon between the parties hereto in writing, but in no event shall any Closing Date be later than June 11, 2012 (or such later date which is six (6) months following the latest Original Closing Date) (the “End Date”); provided, however, that in the event that the aggregate Original Purchase Price for all of the Assets purchased by the Seller (the “Purchased Assets”) has decreased by twelve and one-half percent (12.5%) or more due solely to the receipt of any principal and interest collections on such Purchased Assets (collectively, “Proceeds”) and/or liquidation proceeds by the Seller or sales to the Purchaser hereunder, the “End Date” for purposes of this letter agreement shall be December 10, 2012 (or such later date which is twelve (12) months following the latest Original Closing Date).

2.	Transfer Date:

December 28, 2011, or such other date as may be mutually agreed upon by Citigroup and the Initial Seller under the mortgage loan purchase agreement(s) pursuant to which Citigroup purchased the Mortgage Loans from the Initial Seller (the “Purchase Agreements”). PMC shall be the successor servicer following such date.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

The “Initial Seller” shall mean the large money center bank from which Citigroup purchased the Assets.

3.	Aggregate Delivery Balance:

$81,651,725.44, or such other amount actually purchased from the Initial Seller on the Original Closing Date(s) (less any amounts attributable to Mortgage Loans that are repurchased by Initial Seller pursuant to the terms and provisions of the Purchase Agreement). Such Aggregate Delivery Balance represents the aggregate amount of Assets set forth on the Schedules, with Schedule 1-A representing the Assets purchased by the Seller on December 9, 2011 in the amount of $49,030,928.99 and Schedule 1-B representing Assets to be purchased by the Seller from the Initial Seller in an amount equal to $32,620,796.45.

4.	Purchase Price Percentage:

For each Asset, the Base Purchase Price Percentage plus a percentage equal to (i) in the event the related Closing Date shall occur within *** (***) days from the related Original Closing Date, ***%, (ii) in the event the related Closing Date shall occur within a period of *** (***) to *** (***) days from the related Original Closing Date, ***%, (iii) in the event the related Closing Date shall occur within a period of *** (***) to *** (***) days from the related Original Closing Date, ***%, or (iv) in the event the related Closing Date shall occur within a period of *** (***) to *** (***) days from the related Original Closing Date, ***%.

For purposes of this letter agreement, the “Base Purchase Price Percentage” shall mean, with respect to each Asset, the purchase price percentage set forth on Schedule 1-A and Schedule 1-B.

5.	Purchase Price:

The purchase price for each Asset purchased on any related Closing Date (the “Purchase Price”) shall be equal to (a) (i) the unpaid principal balance of such Asset as of the related Cut-off Date as defined in the related Purchase Agreement (the “Original Cut-off Date”), multiplied by (ii) the related Purchase Price Percentage less (b) any Proceeds received following the date on which Citigroup purchased the related Asset (the “Original Closing Date”). In connection with the payment of the Purchase Price, Purchaser shall pay any and all Reimbursement Amounts to Seller. If the amount in clause (b) above exceeds the amount in clause (a) above (net of any related Reimbursement Amounts), Seller shall remit such excess amount to Purchaser. For the avoidance of doubt, the latest Original Closing Date shall be no later than***, 2012.

The Purchase Price for any Assets or the excess amount after

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

application of the Purchase Price shall be paid to Seller or Purchaser, as applicable, in immediately available funds by wire transfer on the related Closing Date.

6.	Reimbursement Amounts

With respect to each Asset, the sum of (a) any and all out-of-pocket costs and expenses incurred by Citigroup with respect to such Asset arising out of or relating to this letter agreement, the Servicing Agreement, the Purchase Agreement or the Interim Servicing Agreement, including, but not limited to, servicing, corporate and escrow advances, servicing reimbursement made by Citigroup, any servicing fees paid by Citigroup, any costs and expenses incurred by Citigroup in connection with its due diligence review of the Assets (allocated based upon the number of Assets) and any other amounts paid to Initial Seller under the Purchase Agreement or the Interim Servicing Agreement (other than the Original Purchase Price for the Assets) or to PMC under the Servicing Agreement that did not arise from *** thereunder and (b) Citigroup’s Cost of Carry for such Asset.

For purposes of this letter agreement, the “Original Purchase Price” shall have the meaning ascribed to the term “Purchase Price” in the Purchase Agreement.

7.	Cost of Carry:

An amount equal to the “cost of carry” imputed to Citigroup in connection with any Asset purchased under the Purchase Agreement and held by Seller equal to the product of (x) the sum of (a) the Original Purchase Price for such Asset as reduced monthly by remittances of principal on the Asset received by Citigroup and (b) any and all Reimbursement Amounts incurred by Citigroup (other than the Cost of Carry) with respect to such Asset and (y) LIBOR plus *** (***) basis points per annum.

For the purposes hereunder, “LIBOR” shall mean the rate determined daily by Citigroup on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date (rounded up to the nearest whole multiple of 1/16%); provided that if such rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be the rate determined by reference to such other comparable publicly available service publishing such rates as may be selected by the Citigroup in its sole discretion and communicated to PMC.

8.	Liquidated Assets:

With respect to any Liquidated Asset, in the month following the liquidation date of such Asset, following any required reconciliation that shall be performed on such Asset by the parties, the Purchaser shall remit to Citigroup an amount equal

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

to (a) the product of (i) the Liquidation Percentage and (ii) the unpaid principal balance of such Asset as of the Original Cut-off Date, minus (b) the difference between (i) the total amount of liquidation proceeds received on such Asset and (ii) the sum of (1) the Original Purchase Price for such Asset, plus (2) any and all Reimbursement Amounts for such Asset, minus (3) any Proceeds on such Asset received following the Original Closing Date; provided, however, if the amount in clause (b) above exceeds the amount in clause (a) above, Citigroup shall remit such excess amount to Purchaser.

For the purposes of this letter agreement, “Liquidated Asset” shall mean an Asset for which all amounts expected to be recovered (exclusive of the possibility of recovery from deficiency judgments or default judgment) have been recovered by the servicer, whether by way of disposition of an REO Property, refinance, offer and compromise, charge-off or other means of liquidation.

9.	Liquidation Percentage:	The positive difference between (i) the *** calculated as of the liquidation date as if such Liquidated Asset was *** on such liquidation date and (ii) the *** in respect of such Asset.

10.	Assignment Agreement:

The Assets will be sold pursuant to a separate assignment, assumption and recognition agreement to be entered into among Seller, Purchaser and Initial Seller (the “Assignment Agreement”) pursuant to which Seller will assign its rights and obligations with respect to the Assets under the related Purchase Agreement.

11.	Servicing Agreement:

PMC and Citigroup have entered into that certain Flow Servicing Agreement, dated as of August 4, 2011 (the “Servicing Agreement”). PMC shall purchase the Mortgage Servicing Rights (“MSRs”) relating to the Assets prior to the Transfer Date. PennyMac Loan Services, LLC (“PLS”) shall sub-service the Assets for PMC in accordance with standards set forth in the Servicing Agreement.

12.	Further Assurances:

Purchaser and Seller further agree that upon reasonable request they shall do such other and further acts and deeds, and shall execute, acknowledge and deliver and record such other documents and instruments as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this letter agreement.

13.	Expenses:

Notwithstanding anything to the contrary contained herein, each party will bear its own costs, fees and expenses (including the costs, fees and expenses of its attorneys). Purchaser will bear the cost of the delivery of the collateral files to the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

custodian; the costs of preparing and recording the assignments from Seller to Purchaser (including intervening assignments necessary to perfect title to Purchaser) and endorsing notes to Purchaser, as required; the costs of notifying the mortgagors, hazard, flood and mortgage insurance companies, and others, as necessary, and the costs of shipping all Asset records to Purchaser.

14.	Entire Agreement:

This letter agreement sets forth the entire understanding of the parties relating to the subject matter hereof to date and supersedes and cancels any prior communications, understandings and agreements between the parties. This letter agreement may not be amended or modified except by the parties in writing. This letter agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

15.	Liquidated Damages:

If for any reason Purchaser fails to purchase any Asset by the End Date, in addition to any other amounts owed under this letter agreement, Purchaser shall, as liquidated damages for such failure, remit to Seller an amount equal to (a) the product of (i) the Spread Percentage and (ii) the unpaid principal balance of such Asset as of the Original Cut-off Date, minus (b) the difference between (i) the fair market value of the Assets (as determined pursuant to a third party indicative bid obtained by Citigroup within a reasonable period of time following the related Break-up Date) or, with respect to any Liquidated Asset, the total amount of liquidation proceeds received on such Asset and (ii) the sum of (1) the Original Purchase Price for such Asset, (2) any and all Reimbursement Amounts for such Asset, minus (3) any Proceeds on such Asset received following the Original Closing Date; provided, however, if the amount in clause (b) above exceeds the amount in clause (a) above, Seller shall remit such excess amount to Purchaser.

Purchaser shall promptly provide Citigroup with any information on the Assets that it requires in connection with Citigroup’s obtaining the related third party indicative bid.

For purposes of this letter agreement, the “Break-up Date” shall mean the earlier to occur of (i) the date on which *** in *** of its *** or *** to *** an *** as *** under this letter agreement and (ii) the ***.

16.	Spread Percentage:	The positive difference between (i) the *** calculated as of the Break-up Date as if such Asset was *** on the Break-up Date and (ii) the *** in respect of such Asset.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

17.	Disposition of Assets:

Purchaser acknowledges and agrees that Seller shall, in its sole discretion, be permitted to sell or dispose of any Asset (or otherwise obtain a third party indicative bid for the Assets within a reasonable period of time following any Break-up Date) at any price and at any time that it, in its sole discretion, deems reasonable and Purchaser waives any right to object to or contest the price obtained by Seller in the sale, disposition and/or third party indicative bid of any Asset.

18.	Severability:

If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, such provision shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or enforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

19.	Governing Law:

The parties agree that this letter agreement shall be construed in accordance with and governed by the laws of the State of New York, excluding its rules of conflicts of laws but including the New York General Obligations Law Sections 5-1401 and 5-1402. The parties consent to the exclusive jurisdiction of the following courts in connection with any dispute between the Parties arising from or in connection with this letter agreement (i) United States District Court for the Southern District of New York; and (ii) Supreme Court, New York County, New York. Purchaser hereby irrevocably waives any objection to venue of any action between the parties in the courts described herein, whether pursuant to the doctrine of forum non conveniens or otherwise. In the event Seller commences legal proceedings against Purchaser in any of the courts set forth above, Purchaser waives any objection to the selection of that court and shall not seek to change venue to any other court.

20.	Arm’s Length Transaction:

Each party acknowledges that it has participated in the negotiation of this letter agreement, and agrees that no provision of this letter agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. All of the terms of this letter agreement were negotiated at arm’s length, and were prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by either party upon the other. The execution and delivery of this letter agreement is the free and voluntary act of Seller and Purchaser.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

21.	Confidentiality:

Each party agrees for itself and its respective directors, officers, employees, agents, representatives, subsidiaries and affiliates, to keep the terms of this letter agreement confidential and to not disclose any such terms to anyone except: (a) in connection with the enforcement of this letter agreement, (b) to the parties’ respective attorneys, accountants and/or regulators who have specific need for the information; or (c) in response to or to otherwise comply with appropriate legal process, law, regulation or governmental agency request.

22.	Miscellaneous:

The rights granted hereunder shall be cumulative with the rights provided under the Assignment Agreement and shall inure to the benefit of Seller and its successors and assigns. For the purpose of facilitating the execution of this letter agreement, and for other purposes, this letter agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Please acknowledge your acceptance and agreement to the foregoing by signing and returning this letter agreement via email and overnight courier to Peter Steinmetz (email: peter.steinmetz@citi.com) at Citigroup Global Markets Realty Corp., 390 Greenwich Street, 5th Floor, New York, NY 10013.  Thank-you.

Very Truly Yours,

CITIGROUP GLOBAL MARKETS REALTY CORP.

BY:	/s/ Shameer Hussein

NAME:	Shameer Hussein

TITLE:	Authorized Agent

CONFIRMED AND AGREED TO:

PENNYMAC CORP.

BY:	/s/ Vandad Fartaj

NAME:	Vandad Fartaj

TITLE:	Chief Investment Officer

Confirmation (December 2011)

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Schedule 1-A

Assets

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